LETTERHEAD OF PHILLIPS NIZER BENJAMIN KRIM & BALLON LLP

                                                January 9, 1998

Standard Automotive Corporation
321 Valley Road
Hillsborough Township, New Jersey 08876-4056

                  Re:  Standard Automotive Corporation
                       Registration Statement on Form S-1
                       Registration Number 333-33465

Ladies and Gentlemen:

      We refer to the above-captioned registration statement on Form S-1 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "1933 Act"), by Standard Automotive Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission, relating to a proposed public offering by the Company of up to 1,495,000 shares of its Common Stock (the "Common Shares"), par value $.001 per share (the "Common Stock"), 1,150,000 shares of its 8 1/2% Senior Convertible Redeemable Preferred Stock (the "Preferred Shares"), par value $.001 per share (the "Convertible Preferred Stock") and 1,150,000 shares of Common Stock issuable upon conversion of the Preferred Shares (the "Conversion Shares").

      Terms used herein that are defined in the Registration Statement and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

      We have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures (except for those of representatives of the Company), the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

      Based on our examination mentioned above and such other investigation as we have deemed necessary, we are of the opinion that the Common Shares and Preferred Shares to be sold by the Company, each of which is to be sold pursuant to the Registration

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Standard Automotive Corporation
January 9, 1998
Page 2

Statement and in accordance with the terms of the Underwriting Agreement filed as an exhibit to the Registration Statement (and the Conversion Shares issuable upon conversion of the Preferred Shares), upon issuance, assuming payment of the purchase price therefor, or conversion, as the case may be, and effectiveness of the Registration Statement, will be duly authorized, legally and validly issued, fully-paid and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to our firm under "Legal Matters" in the related Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                  Very truly yours,

                                                  PHILLIPS NIZER BENJAMIN
                                                    KRIM & BALLON LLP


                                                  By: /s/Vincent J. McGill
                                                     --------------------------
                                                      A Partner